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                                                                     EXHIBIT 5.1

                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110

                                                                  March 13, 2000

NETsilicon Inc.
411 Waverley Oaks Road, Bldg. 227
Waltham, MA 02454

         Re: REGISTRATION STATEMENT ON FORM S-8 (INCLUDING REOFFER PROSPECTUS ON FORM S-3)

Ladies and Gentlemen:

         We are acting as counsel for NETsilicon, Inc., a Massachusetts corporation (the "Company"), in connection with the registration on a Registration Statement on Form S-8 (including the Reoffer Prospectus on Form S-3) (the "Registration Statement") under the Securities Act of 1933, as amended, of the offer and sale of up to 6,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company under the Amended and Restated 1998 Incentive and Non-qualified Stock Option Plan ("Employee Option Plan") and the offer and sale of up to 800,000 shares of Common Stock under the Amended and Restated 1998 Director Stock Option Plan ("Director Option Plan") (together with the shares of Common Stock offered under the Employee Option Plan, the "Shares").

         In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon originals or copies certified or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, the Company's
(a) Employee Option Plan and Director Option Plan (b) Restated Articles of Organization, (c) Amended and Restated By-Laws, (d) minute books and (e) and stock records of the Company.

         Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the Employee Option Plan and Director Option Plan and the terms of any agreement relating to any of the options granted thereunder, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         /s/ Testa, Hurwitz & Thibeault, LLP

                                         TESTA, HURWITZ & THIBEAULT, LLP